EX-5.1

                     ROBSON FERBER FROST CHAN & ESSNER, LLP
                                530 Fifth Avenue
                         New York, New York 10036-5101

                              Tel: (212) 944-2200
                              Fax: (212) 944-7630

                                                               October 26, 2000
Tengasco, Inc.
603 Main Avenue
Knoxville, Tennessee 37902

                Re: TENGASCO, INC.

Gentlemen:

     We have acted as counsel to Tengasco, Inc. a Tennessee corporation (the "Company"), in connection with a registration statement on Form S-8 (the
"Registration Statement"), to be filed with the Securities and Exchange Commission for the purpose of registering an aggregate of 1,000,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company under the Securities Act of 1933, as amended (the "Act"), to be issued in accordance with the Tengasco, Inc. Stock Incentive Plan (the "Plan").

     As counsel for the Company, we are familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. We are also familiar with the form of the Company's stock certificate, and the Plan pursuant to which shares of Common Stock are to be issued, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance of the Shares. Throughout such examination we have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to us. As to questions of fact material to the opinion expressed herein, we have, when relevant facts were not independently determinable, relied upon information furnished to us by officers and directors of the Company or their duly authorized agents or employees.

     Based upon the foregoing, it is our opinion that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the Plan, in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                    Very truly yours,


                                    /s/ Robson Ferber Front Chan & Essner, LLP
                                    ------------------------------------------
                                        Robson Ferber Front Chan & Essner, LLP